UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2019

LOWE’S COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC		28117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2019, Matthew V. Hollifield announced his intention to retire as Senior Vice President and Chief Accounting Officer of Lowe’s Companies, Inc. (“Lowe’s” or the “Company”). Mr. Hollifield will remain employed with the Company until December 13, 2019 and will thereafter provide consulting services to the Company through February 2020. In connection with his announcement, Mr. Hollifield acknowledged that his decision did not result from any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates, or judgments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2019	LOWE’S COMPANIES, INC.

	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Executive Vice President, General Counsel and Corporate Secretary